Filed in the Office of	Business Number E52187672025-1
	Filing Number 20255218766
Secretary of State State Of Nevada	Filed On 10/3/2025 12:06:00 PM
	Number of Pages 2

Meredith

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume. ov

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Profit Corporation

☐ NRS 78 - Articles of Incorporation Domestic Corporation
0 NRS 80 - Foreign Corporation
0 NRS 89 - Articles of Incorporation Professional Corporation
D NRS 80 - Foreign Corporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of Close Corporation MUST appear in the below heading)

Articles of Formation of ______________________________ **a close corporation (NRS 78A)**

TYPE OR PRINT • USE DARK INK ONLY • DO NOT HIGHLIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

VenHub Global Inc.

2. Registered Agent for Service of Process: (Check only one box)

0 Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) Office or Position with Entity (title and address below)

Chief Financial Officer
Name of Registered Agent **OR** Title of Office or Position with Entity

5360 Progyon S_t	Las Vegas	Nevada 89118
Street Address	City	Zip Code
		Nevada
Mailing Address (if different from street address)	City	Zip Code

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation. submit a separate signed Registered Agent Acceptance form.

X 711aft-☐☐ 10/02/2025
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

3. Governing Board: (NRS 76A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes **OR** D No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is govarned by a board of directors.

NRS 69: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

1) Shahan Ohanessian — USA
Name — Country
518 S. Fair Oaks Ave. — Pasadena — CA 91105
Street Address — City — State — Zip/Postal Code

2) **Shoush☐na Ohanessian** — USA
Name — Country
518 S. Fair Oaks Ave. — Pasadena — CA 91105
Street Address — City — Stale — Zip/Postal Code

3)
Name — Country
Street Address — City — State — Zip/Postal Code

5. Jurisdiction of Incorporation: (NRs 60 only)

5a. Jurisdiction of incorporation:

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. D

This form must be accompanied by appropriate fees.